UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2022

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-03492 (Commission File Number)	No. 75-2677995 (IRS Employer Identification No.)
3000 North Sam Houston Parkway East, Houston, Texas 77032
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 871-2699

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

Effective as of February 7, 2022, Van H. Beckwith, Executive Vice President, Secretary and Chief Legal Officer,  Eric J. Carre, Executive Vice President, Global Business Lines, Charles E. Geer, Jr., Senior Vice President and Chief Accounting Officer, Myrtle L. Jones, Senior Vice President, Tax,  Lance Loeffler, Executive Vice President and Chief Financial Officer, Jeffrey A. Miller, Chairman of the Board, President and Chief Executive Officer, Lawrence J. Pope, Executive Vice President of Administration and Chief Human Resources Officer, Joe D. Rainey, President, Eastern Hemisphere, Mark J. Richard, President, Western Hemisphere, and Jill D. Sharp, Senior Vice President, Internal Assurance Services established prearranged trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Any transactions under the plans will be disclosed through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: February 8, 2022	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and
Assistant Secretary